Exhibit 99.1

Combined Financial Statements and Report of

Independent Certified Public Accountants

Halo Pharmaceutical And AFFILIATES

December 31, 2017 and 2016

Halo Pharmaceutical And AFFILIATES

table of contENTS

Page

Report of Independent Certified Public Accountants	1

Combined Financial Statements

Combined Balance Sheets	2

Combined Statements of Comprehensive Income	3

Combined Statements of Changes in Stockholders’ Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6 - 23

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Halo Pharmaceutical

We have audited the accompanying combined financial statements of Halo Pharmaceutical and affiliates, which comprise the combined balance sheets as of December 31, 2017 and 2016, and the related combined statements of comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Halo Pharmaceutical and affiliates as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As described in Note 1 to the financial statements, the companies are under common control and management. Because of these relationships, the financial statements of the companies have been prepared as if they were a single entity. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

New York, New York

October 10, 2018

Halo Pharmaceutical And affiliates

Combined Balance Sheets

As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$5,023,219	$9,918,036
Accounts receivable	17,311,996	11,075,992
Inventory	12,886,779	15,004,020
Prepaid expenses and other current assets	1,238,226	1,608,245
Total current assets	36,460,220	37,606,293
Noncurrent assets
Property, plant and equipment, net	65,085,168	65,061,272
Due from a related parties	227,977	213,001
Intangibles, net	3,686,760	4,020,746
Goodwill	828,328	819,470
Deposits and other assets	110,284	196,949
Total noncurrent assets	69,938,517	70,311,438
TOTAL ASSETS	$106,398,737	$107,917,731
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,784,743	$4,790,830
Accrued expenses	6,410,507	8,698,323
Current portion of advances from customers	5,211,487	3,724,280
Income tax payable	631,657	329,071
Line of credit	6,000,000	6,000,000
Current portion of long-term debt	2,291,299	2,449,747
Current portion of capital lease obligations	221,287	363,832
Current portion of due to related parties	338,176	572,404
Current portion of long-term payable	1,167,153	7,208,662
Total current liabilities	27,056,309	34,137,149
Noncurrent liabilities
Advances from customers, net of current portion	4,254,156	3,767,118
Deferred income taxes	11,325,397	12,516,305
Long-term debt, net of current portion	19,175,711	21,180,565
Capital lease obligations, net of current portion	211,707	431,477
Due to related parties, net of current portion	3,196,048	5,073,788
Long-term payable, net of current portion	2,271,704	1,684,015
Total noncurrent liabilities	40,434,723	44,653,268
Total liabilities	67,491,032	78,790,417
Commitments and contingencies
Stockholders’ equity
Capital	23,467,323	23,467,323
Retained earnings	15,700,163	7,447,027
Accumulated other comprehensive loss	(2,992,368)	(3,747,505)
Halo Pharmaceutical and Affiliates stockholders’ equity	36,175,118	27,166,845
Noncontrolling interest	2,732,587	1,960,469
Total equity	38,907,705	29,127,314
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,398,737	$107,917,731

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affiliates

Combined Statements of Comprehensive Income

For the years ended December 31, 2017 and 2016

	2017	2016
Revenues	$95,728,226	$88,916,123
Cost of revenues	69,606,988	67,089,055
Gross profit	26,121,238	21,827,068
Operating expenses	12,870,329	13,521,160
Related party expenses	2,786,352	2,771,311
Income from operations	10,464,557	5,534,597
Other expenses (income)
Gain on settlement of long-term account payable	(793,305)	(4,454,239)
Interest income	(299)	(386)
Interest expense	1,143,237	1,219,751
Loss (gain) on disposal of assets	7,646	(16,923)
Other expenses	73,781	121,710
	431,060	(3,130,087)
Income before provision for income tax and noncontrolling interest	10,033,497	8,664,684
Provision for income tax	828,658	2,726,285
Net income before noncontrolling interest	9,204,839	5,938,399
Net income attributable to the noncontrolling interest	951,703	1,570,127
Net income attributable to Halo Pharmaceutical and Affiliates	8,253,136	4,368,272
Other comprehensive income
Foreign currency translation adjustments	575,552	(298,379)
Total other comprehensive income	575,552	(298,379)
Comprehensive income	9,780,391	5,640,020
Comprehensive income attributable to noncontrolling interests	772,118	1,408,118
Comprehensive income attributable to Halo Pharmaceutical and Affiliates	$9,008,273	$4,231,902

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical and affiliates

Combined Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2017 and 2016

	Halo Pharmaceutical and Affiliates			Stockholders’
	Capital Stock	Retained	Acccumulated Other	Equity	Noncontrolling
	Amount	Earnings	Comprehensive loss	Amount	Interest	Total
Balance at December 31, 2015	$23,467,323	$10,365,491	$(3,611,135)	$30,221,679	$552,351	$30,774,030
Prior period adjustment (Note 3)	-	(7,286,736)	-	(7,286,736)	-	(7,286,736)
Foreign currency translation adjustment	-	-	(136,370)	(136,370)	(162,009)	(298,379)
Net income for the year	-	4,368,272	-	4,368,272	1,570,127	5,938,399
Comprehensive income	-	4,368,272	(136,370)	4,231,902	1,408,118	5,640,020
Balance at December 31, 2016	23,467,323	7,447,027	(3,747,505)	27,166,845	1,960,469	29,127,314
Foreign currency translation adjustment	-	-	755,137	755,137	(179,585)	575,552
Net income for the year	-	8,253,136	-	8,253,136	951,703	9,204,839
Comprehensive income	-	8,253,136	755,137	9,008,273	772,118	9,780,391
Balance at December 31, 2017	$23,467,323	$15,700,163	$(2,992,368)	$36,175,118	$2,732,587	$38,907,705

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affiliates

Combined Statements of Cash Flows

For the years ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income before noncontrolling interest	$9,204,839	$5,938,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	5,659,637	5,404,895
Amortization of intangibles	571,788	984,069
Amortization of deferred financing fees	105,972	119,598
Loss (gain) on disposal of assets	7,646	(16,923)
Deferred income taxes	(1,521,093)	2,135,976
Gain on settlment of long-term account payable	(793,305)	(4,454,239)
Foreign currency transaction loss	159,493	146,130
Changes in operating assets and liabilities:
Accounts receivable	(5,804,678)	4,072,792
Inventories	2,381,899	(522,611)
Prepaid expenses and other current assets	478,107	178,256
Due from/to related parties	(1,999,841)	1,272,064
Deposits and other assets	86,665	102,226
Accounts payable	(1,264,691)	749,101
Accrued expenses	(1,176,050)	(369,650)
Advances from customers	1,713,088	(226,511)
Net cash provided by operating activities	7,809,476	15,513,572
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	10,000	172,250
Acquisition of property, plant and equipment	(4,263,033)	(3,481,028)

Net cash used in investing activities	(4,253,033)	(3,308,778)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of capital lease obligations	(369,531)	(300,751)
Payments of long-term debt	(2,825,298)	(2,110,094)
Payments of long-term other payable	(4,946,813)	(2,726,980)
Net cash used in financing activities	(8,141,642)	(5,137,825)
Effects of exchange rate changes on cash	(309,618)	(147,192)
Net (decrease) increase in cash	(4,894,817)	6,919,777
Cash and cash equivalents at beginning of year	9,918,036	2,998,259
Cash and cash equivalents at end of year	$5,023,219	$9,918,036
Supplemental cash flow information
Cash paid during the year for:
Interest	$1,143,237	$1,219,761
Income taxes	$1,263,605	$2,868

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

1.	organization AND NATURE OF OPERATIONS

Organization

Effective January 1, 2015, the founding stockholders and members of Halo Pharmaceutical, Inc. (“Halo US”) and Halo Pharmaceutical Holding, LLC (“Holding”) and Holding’s subsidiary, Halo Pharmaceutical Realty LLC (“Realty”) sold 100% of their equity interests in Halo US and Holding to Angel US Holdings, L.P. (“Angel US”) and concurrently, two of the founding stockholders bought back a minority interest in Angel US. Angel US was created to be a holding company for the purpose of purchasing Halo US and Holding. In conjunction with this transaction, the organization structure of the surviving entities was restructured whereby Holding became a wholly owned subsidiary of Halo US.

Additionally, effective January 1, 2015, the founding members of Halo NJ Holding LLC (“NJ Holding”) and NJ Holding’s subsidiary, 8121117 Canada Inc. (“8121117” or “Canada Holdings”) and 8121117’s subsidiary 8119929 Canada Inc. (“8119929” or “Halo Montreal”) sold 100% of their equity interests in NJ Holding to Angel Canada Holdings, L.P. (“Angel Canada”) and concurrently, two of the founding stockholders bought back a minority interest in Angel Canada.  Angel Canada was created to be a holding company for the purpose of purchasing NJ Holding.

Furthermore, effective January 1, 2015, the sole shareholder of Halo Pharmaceutical Canada, Inc. (“Halo Canada”) and Halo Canada’s subsidiary, Jefferson Hannover Group Inc. (“JHG”) sold a majority of his equity interest to SK Angel Mirabel Holdings Inc. (“Angel Mirabel”).  Angel Mirabel was created to be a holding company for the purpose of purchasing an equity interest into Halo Canada.

Halo Canada, Canada Holdings, and Halo Montreal, were incorporated on February 29, 2012 under the Canada Business Corporations Act and are located in Mirabel (Quebec), Canada. Halo Canada operates as the main operating entity while Canada Holdings and Halo Montreal main activities consist of renting Canadian based property plant and equipment to Halo Canada, the operating company under common control.

JHG has been a wholly owned subsidiary of Halo Canada since December 20, 2013 and domiciled in New Jersey, USA. The main activities consist of sharing in the rental income and investments of the USA based property plant and equipment owned under common control since January 1, 2015.

Angel Mirabel was incorporated on December 17, 2014 under the Canada Business Corporations Act as a holding company for Halo Canada and JHG.

Holding and its subsidiary, Realty, are limited liability companies with perpetual lives and own the manufacturing facility in Whippany, New Jersey in which Halo operates. In 2016, Holding owned 100% of the Class A shares in Realty.

Additionally, during 2017, the Company simplified its corporate structure and dissolved the Holding and JHG entities as these entities no longer served any useful purpose due to the 2015 transaction and the entities being under common control. As of December 31, 2017, Realty was 100% wholly owned subsidiary of Halo US.

SK Angel Holdings, L.P. (“SK Angel”) is the majority owner of Angel US, Angel Canada, and Angel Mirabel and their related subsidiaries.

The combined financial statements of Halo Pharmaceutical and affiliates include the activity of Halo US, Holding,  Realty, Halo Canada, Canada Holdings, Halo Montreal, JHG, and Angel Mirabel (collectively, the “Company” or “Halo Pharmaceutical” or “Halo Pharma”), which are all owned by SK Angel. These companies are also under a common management.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Nature of Operations

Halo Pharmaceutical manufactures products for its customers under renewable contracts and its facilities are registered with the Food and Drug Administration (“FDA”).  Halo US is also registered with the Drug Enforcement Administration (“DEA”) and Medicines and Healthcare products Regulatory Agency (“MHRA”). Halo Canada is registered with Health Canada. The manufacturing capabilities of Halo Pharma cover all aspects of commercial finish dosage form production of small molecule and biological drugs, including tablets, capsules, ointments and liquids manufacturing to finished goods packaging. Halo Pharma also offers a wide range of analytical development services with expertise in the areas of product and process development, production scale-up and validation and technology transfer. Halo Pharma’s dedicated laboratories and pilot facilities can assist at all stages of development from pre-clinical to phase III as well as commercial manufacturing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The Company combined all entities that it controls by ownership by SK Angel. As of December 31, 2017 and 2016, there were no entities considered as variable interest entities of Halo Pharmaceutical. All material intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates their estimates and judgments and methodologies, including those related to revenue recognition, account receivable allowances, valuation of inventory, useful lives of property and equipment, and impairment of intangibles. The Company bases their estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company enters into a number of collaboration agreements with pharmaceutical companies which typically include upfront payments, payments based upon achievement of pre-clinical and clinical development services (pharmaceutical development) and manufacturing services.

In the normal course of business, the Company enters into transactions, referred to as multiple-element transactions, which involve making judgments about allocating the consideration to the various elements of the transactions. In accounting for multiple-element transactions, judgment must be exercised in identifying the separate elements in a bundled transaction as well as determining the values of these elements. These judgments can impact the amount of revenues and net income recognized over the term of the contract, as well as the period in which they are recognized. In determining the value of the respective elements, the Company refers to historical transactions and the Company’s best estimate of selling price.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Commercial Manufacturing

The Company’s commercial manufacturing revenue consists of sales of prescription drugs manufactured to order in accordance with customer specifications. Manufacturing revenues are recognized when persuasive evidence of an arrangement exists, title to the product and associated risk of loss has passed to the customer, which is considered to occur when the product has been shipped to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. The Company records their product sales, net of sales discounts and allowances as a reduction of product sales, at the time the product is shipped or quantity released according to contractual agreement.

Pharmaceutical Development

Pharmaceutical development revenue consists of revenue from performance on product development contracts.  As product development projects routinely change in size and scope, the Company is unable to estimate the percentage of completion of a particular service or task within the contract. As such, revenue from the performance of each service or task is recognized using the completed performance method. Under the completed performance method, revenue and contract costs are deferred and both are recognized when all deliverables are completed. There were no significant services or tasks under the pharmaceutical development contracts outstanding as of December 31, 2017 and 2016.

Storage Fees

Revenues from storage are recognized when the related storage services are performed.

Reimbursed Expenses

Expense reimbursement revenue is recognized by the Company as incurred. The Company records its contractual expense reimbursements as a component of its revenue, as incurred, on a gross basis, with the expense reimbursements received as revenue and the related expenses as an expense account in accordance with the guidance in Accounting Standards Codification (“ASC”) 605-45-45-23.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, debt, notes payable, accounts payable and accruals.  Due to their short-term nature, the carrying amounts of such financial instruments approximate their fair value.

Foreign Currency Translation

The financial statements of all foreign affiliates were prepared in their respective local functional currencies and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the combined statement of comprehensive income.  Adjustments resulting from translation of financial statements are reflected as a separate component of accumulated other comprehensive income.  Transaction gains and losses are included in earnings.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited at banks and highly liquid investments with maturities of 90 days or less when purchased. The Company places its cash and cash equivalents in institutions and funds of high credit quality. The Company maintains cash at financial institutions that periodically exceed federally insured amounts. The Company has not experienced any loss in such accounts and believes it is not exposed to any significant risk on cash.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Advances from Customers

The Company receives advance payments from the customers for certain contracts which are recorded as liabilities. As of December 31, 2017 and 2016, the total outstanding advances from customers amounted to $9,465,643 and $7,491,398, respectively, of which, $5,211,487 and $3,724,280, respectively, are presented as current liabilities in the combined balance sheets.

Accounts Receivable

The Company monitors exposure to credit losses and maintains an allowance for doubtful accounts for anticipated losses considered necessary under the circumstances. Accounts receivable are charged against the allowance for doubtful accounts once uncollectability has been determined. Accounts receivable are considered to be past due and placed on delinquent status based on contractual terms, as well as how frequently payments are received, on an individual account basis. There were no allowances for doubtful accounts as of December 31, 2017 and 2016.

Inventory

Inventory, which consists of raw materials, packaging materials, work in process and finished goods, is stated at the lower of cost or market. The cost of the inventory is determined primarily on a standard cost, with a portion valued at weighted moving average basis, which approximates actual costs on the first in, first out basis.  The Company manufactures prescription drugs to order in accordance with customer specifications. Included in inventory is raw materials used in production of pre-clinical and clinical products.

As of December 31, 2017 and 2016, the Company recorded a lower of cost or market adjustment and reserves for slow moving or obsolete inventory totaling $1,763,800 and $1,521,923, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using straight-line method over the estimated useful lives of the related assets. The costs of improvements that extend the life or increase the functionality of equipment are capitalized. Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use. Repairs and maintenance are expensed as incurred.

When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed and any resulting gain or loss is included in the other expense (income) for the respective period.

Intangible Assets

Intangible assets consist of trade names, customer relationships and product rights. Intangible assets are amortized over their estimated useful lives of 10 years. Intangible assets are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. During the years ended December 31, 2017 and 2016, there were no events or circumstances that indicated that the carrying amounts of the intangibles may not be recoverable, and therefore, no impairment loss was recorded.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable in accordance with ASC 360, Property, Plant and Equipment. Impairment losses are recorded on long-lived assets when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the years ended December 31, 2017 and 2016, the Company did not record any impairment losses.

Goodwill

Goodwill is the excess of the cost of an acquired enterprise over the net of the amounts assigned to assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment when events or changes in circumstances indicate that the carrying amount of the reporting unit to which the goodwill is assigned may exceed its fair value. When the carrying amount of a reporting unit exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to the excess. During the years ended December 31, 2017 and 2016, there were no events or circumstances that indicated that the carrying amounts of the goodwill does not exceed fair value, and therefore, no impairment loss was recorded.

Deferred Financing Costs

Deferred financing fees primarily consist of bank and legal fees and are amortized straight line over the term of the related debt. Total amortization expense for the years ended December 31, 2017 and 2016 was $105,972 and $119,598, respectively.  As of December 31, 2017 and 2016, the deferred financing costs, net of accumulated amortization amounted to $100,471 and $124,631, respectively, and are presented as a deduction from the carrying value of the long-term debt in the combined balance sheets.

Exit or Disposal Cost Obligations

A liability for costs associated with exit or disposal activities is recognized when incurred and measured at its fair value.

Income Taxes

Effective with the change in control on January 1, 2015, Halo US is taxed as a C corporation. Halo Pharma recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that give rise to the deferred tax assets and liabilities are the inventory capitalization, and depreciation and amortization. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.  Although realization is not assured, management believes it is more likely than not that all of the deferred income tax asset will be realized. The amount of the deferred income tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Realty is treated as a partnership for USA federal and state income tax purposes. Realty leases real property to its parent Halo US.  Realty’s taxable income is allocated among the members in accordance with the regulations of the Company and the members include their proportionate share of its taxable income or loss on their individual federal and state income tax returns.  In 2016, Realty was owned by Holding, a disregarded entity for tax purposes. At the end of 2017, the Class B and C Units of Realty, which were owned by JHG, were redeemed by Holding.  Holding was a disregarded entity owned directly by Halo US, which was also liquidated into Halo US during 2017. Due to these transactions, Realty became a single member LLC owned directly by Halo US.

Management has evaluated its tax positions and believes that there are no adjustments or disclosures of possible additional tax liabilities as of December 31, 2017 and 2016.  The Company policy is for any interest and penalties related to those uncertain tax positions to be included in the provision for income taxes.  The amount that may ultimately have to be recognized, in the event that the Company tax returns are examined by the appropriate taxing authority, may differ from management’s estimate.  The income tax returns of the Company are subject to examination by certain taxing authorities, generally for three years after they are filed.

The Tax Cuts and Jobs Act (the “Act”) was enacted into USA law on December 22, 2017.  The Act permanently reduces the U.S. federal top corporation rate from 35% to a flat 21% beginning January 1, 2018, and requires that the Company’s deferred tax assets and liabilities be remeasured at December 31, 2017.  The Company remeasured its deferred assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%.  The net charge recorded related to the remeasurement of the Company’s deferred tax balances was $2,785,375.

Recent Accounting Pronouncements

In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard will replace all current US GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. In 2015, the FASB issued guidance (ASU 2015-14) to defer the effective date to fiscal years beginning after December 15, 2018 with early adoption for fiscal years beginning December 15, 2016. The Company is evaluating the impact of adopting this new accounting guidance on the combined financial statements.

In 2015, the FASB issued ASU 2015-11, Inventory (Topic 330):  Simplifying the Measurement of Inventory.  The standard simplifies the current “lower of cost or market” test by eliminating the multiple measures of “market.”  Inventory would be measured as the lower of cost or net realizable value (“NRV”). NRV retains its current definition, “estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.”  The ASU excludes inventory measured using the last-in, first-out and retail inventory methods; entities using those methods would continue applying their existing impairment models. This guidance is effective for annual periods beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company has adopted the guidance with no material impact on the combined financial statements.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

In 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new guidance will require entities that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The ASU also will require disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by entities that own the assets leased by the lessee remain largely unchanged. The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact of adopting this new accounting guidance on the combined financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year combined financial statements presentation.

3.	PRIOR YEAR ADJUSTMENT

In 2016, the Company recorded an adjustment within the statement of changes in stockholders’ equity to correct the cumulative impact of a prior period error in accounting for deferred income taxes. The error was due to temporary differences between the book and tax basis of an investment and certain fixed assets which were incorrectly recognized as deferred tax assets in prior periods. Also contributing to the error were deferred tax differences related to net operating losses, accrued expenses, research and development (“R&D”) credits and other assets.  Had the error not been made, the net loss from prior years would have been higher by $7,286,736.  There is no effect on net income for 2017 and 2016.

4.	INVENTORIES

Inventory consists of the following as of December 31, 2017 and 2016:

	2017	2016
Raw materials	$6,177,061	$7,886,705
Work-in-process	588,022	627,444
Finished goods	1,697,025	2,285,154
Packaging and supplies	4,424,671	4,204,717
	$12,886,779	$15,004,020

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

5.PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following as of December 31, 2017 and 2016:

	Estimated	2017	2016
	Useful Lives	Amount	Amount
Land and land improvements	n/a - 5 yrs	$8,538,014	$8,425,817
Building and building improvements	15 - 36 years	39,649,184	36,857,272
Machinery and equipment	5 - 15 years	33,018,528	30,004,535
Software and computer equipment	3 - 10 years	4,378,602	4,548,964
Furniture and fixtures	2 - 7 years	220,340	213,383
Construction in progress	n/a	1,796,902	1,567,913
Total		87,601,570	81,617,884
Less: Accumulated depreciation and amortization		(22,516,402)	(16,556,612)
Net		$65,085,168	$65,061,272

Depreciation expense totaled $5,659,637 and $5,404,895 for the years ended December 31, 2017 and 2016, respectively.

6.	INTANGIBLES

Intangibles consist of the following:

	2017
	Gross	Accumulated
	Amount	Amortization	Net
Trade names	$1,257,991	$(377,397)	$880,594
Customer relationships	2,813,113	(843,934)	1,969,179
Product rights	1,194,898	(357,911)	836,987
Total	$5,266,002	$(1,579,242)	$3,686,760

	2016
	Gross	Accumulated
	Amount	Amortization	Net
Trade names	$1,221,338	$(244,268)	$977,070
Customer relationships	2,687,443	(537,488)	2,149,955
Product rights	1,117,151	(223,430)	893,721
Total	$5,025,932	$(1,005,186)	$4,020,746

For the years ended December 31, 2017 and 2016, total amortization expense was $571,788 and $984,069, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Estimated amortization for each of the next five years is as follows.

2018	$568,315
2019	568,315
2020	568,315
2021	568,315
2022 and thereafter	1,413,520
$3,686,780

7.	LINEs OF CREDIT

Provident Bank

The Halo US, Holding, and Realty entities (collectively “Halo US Group”) have a revolving line of credit with the Provident Bank which provides Halo US Group with a working capital line of credit. On February 4, 2015, the Provident Bank and the Halo US Group signed a fifth amendment to the credit and security agreement which increased the available line of credit from $5,000,000 to $8,000,000, decreased the interest rate from Wall Street prime plus 1.25% to Wall Street prime plus 0.75%, with a minimum rate from 4.50% to 3.75%, with a borrowing base equal to the maximum advances of up to 80% of eligible accounts receivable plus advances not to exceed 50% of eligible inventory. Advances under this line of credit are due on demand, subject to financial covenants and secured by all of Halo US Group’ assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain founding stockholders and members. Interest is currently payable monthly at the Wall Street Prime plus twenty-five basis points to the Wall Street Prime plus 0.75%, with a minimum rate of 3.75% (4.75% and 4.50% at December 31, 2017 and 2016). At December 31, 2017 and 2016, Halo US had $6,000,000 and $6,000,000 outstanding liability under the line of credit, respectively.

On February 1, 2017, Halo US Group amended the credit and security agreement with the Provident Bank in which the maturity date of the revolving line of credit was extended through July 1, 2017. In addition, the interest rate and certain financial covenants were also amended. December 26, 2017, Provident Bank extended the maturity date of the revolving line of credit through March 29, 2018. Subsequent to year end 2017, Halo US Group off the entire $6,000,000 balance of the credit facility.

Other Credit Facilities

Under an agreement with HSBC Canada signed jointly and severally between Halo Canada, 8121117, and 8119929, and Angel Mirabel (collectively, the “Halo Canada Group”), guaranteed by a movable hypothec of $11,956,955 (CAN$15,000,000) over the universality of the Halo Canada Group assets, the Halo Canada Group benefit from the aggregate credit facilities described hereafter as at December 31, 2017, which provide for covenants and conditions including maximum margin requirements as well as the maintenance of certain financial ratios:

-

An operating credit facility totaling a maximum of $3,985,652 or its equivalent in U.S. dollars, subject to renewal at the discretion of the financial institution; as at December 31, 2017, the operating credit facility was not used;

-

A capital loan credit line totaling a maximum of $3,219,090. The outstanding balance as of December 31, 2017 and 2016 amounted to $2,926,806 and $3,105,384, respectively, which is recorded under long-term debt.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

An equipment credit line totaling a maximum of $716,215 to assist in financing up to 75% of the cost before tax of acquisition by the Halo Canada Group of new fixed machinery and equipment. The outstanding balance as of December 31, 2017 and 2016, an amount of $277,705 and $422,572, respectively, which is recorded under long-term debt.

The credit facilities bear interest at the prime rate plus 1% (4.2% and 3.7% as of December 31, 2017 and 2016, respectively).

8.	long-term debt

The debt consists of the following:

	2017	2016
Mortgage Payable - Provident Bank - $18,000,000 mortgage note, dated December 11, 2012, 10 year term, 20 amortization period, interest rate fixed at 4.25%, payable in monthly installments of principal and interest of $112,043,maturing on January 1, 2023. The loan is secured by substantially all property, plant, and equipment of Halo US and Realty and unconditionally guaranteed by Holding, Halo US, and certain founding stockholders and members.	$14,891,544	$15,578,166

Equipment Term Note - Provident Bank, dated December 1, 2013, seven year term, interest rate fixed at 4.83%, payable in monthly installments of principal and interest of $42,260 commencing January 1, 2014, maturing on December 1, 2020. The loan is secured by Halo US assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain founding stockholders and members.	1,412,666	1,838,875

Term Note - Provident Bank, dated August 1, 2014, seven year term, interest rate fixed at 4.625%, payable in monthly installments of principal and interest of $13,956, maturing on August 1, 2021. The loan is secured by Halo US assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain founding stockholders and members.	566,043	703,453

Term Note - Provident Bank, dated November 5, 2014, seven year term, interest rate fixed at 4.50%, payable in monthly installments of principal and interest of $34,866, maturing on November 1, 2021. The loan is secured by Halo US assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain founding stockholders and members.	1,493,217	1,834,963

Capital Expenditure Finance Loan - HSBC, totaling a maximum of $690,844, prime rate plus 1% (4.2% and 3.7% as of December 31, 2017 and 2016), payable in monthly installments of $13,286, secured by a movable hypothec on the universality of property, maturing in July 2021.	571,272	682,703

Equipment Loan - HSBC, totaling a maximum of $408,513, prime rate plus 1% (4.2% and 3.7% as of December 31, 2017 and 2016), payable in monthly installments of $14,590, secured by a movable hypothec on the universality of property, maturing in July 2019.	$277,205	$422,572

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

	2017	2016
Equipment Loan - HSBC, with an original amount of $3,814,269, prime rate plus 1% (4.2% and 3.7% as of December 31, 2017 and 2016), secured by a movable hypothec on the universality of property, including a guarantee issued by the parent company, payable in monthly installments of $21,602 plus interest, maturing on June 30, 2027.	$2,355,534	$2,422,681

Equipment Loan - HSBC, with an original amount of $2,491,032, prime rate rate plus 1% (3.7% as of December 31, 2016).	-	271,530

Total	21,567,481	23,754,943

Less: unamortized deferred financing costs	100,471	124,631

Less: current portion	2,291,299	2,449,747

Noncurrent	$19,175,711	$21,180,565

Future maturities of long-term debt are as follows for the years ending December 31:

2018	$2,291,299
2019	2,274,920
2020	2,250,194
2021	1,656,146
2022	1,118,903
Thereafter	11,976,019
$21,567,481

All borrowings, including the line of credit, are collateralized by a security interest in substantially all assets of the Company.  The Company required to comply with certain financial covenants which are evaluated annually.  The Company was in compliance with those covenants as of December 31, 2017 and 2016.

9.	CAPITAL LEASE OBLIGATIONS

The Company has acquired equipment under long-term capital leases expiring between August 2018 and June 2020. The leases are due in monthly installments ranging between $307 and $9,139, including interest ranging between 4.25% and 8.21%. The present values of the minimum lease payments have been capitalized. As of December 31, 2017 and 2016, the property under these capital leases has a total cost, net of accumulated depreciation, of approximately $700,069 and $898,121, respectively. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments are as follows for the years ending December 31:

2018	$244,476
2019	169,344
2020	52,871
466,691
Less: amounts representing interest	(33,697)
Minimum lease payments	$432,994

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

10.	LONG-TERM PAYABLES

Long-term other payables consists of the following:

	2017	2016
Long-term account payable	$3,173,606	$8,574,021
Bonus payable to employees	219,192	211,074
Agreement with a supplier, without interest, payable in monthly installments of $5,756, maturing in August 2018	46,059	107,582
	3,438,857	8,892,677
Less current portion	1,167,153	7,208,662
Current portion	$2,271,704	$1,684,015

On July 31, 2012, Halo Canada purchased inventories from a third party company (hereafter the “vendor”) in the amount of $22,514,087.  Over the following years, at fixed semi-annual dates starting on December 31, 2012 and ending on June 30, 2017, Halo Canada could, at its request and subject to the vendor’s approval, return inventory at pre-determined conditions to the vendor. The returned inventories reduced the carrying amount and the corresponding balance payable to the vendor. The portion of the amount that became due to the vendor on a given instalment date was computed based on a pre-established contractual formula. Future payments on account of the balance payable to the vendor have been reasonably determined, the current portion payable was recorded as a short-term liability and the balance was recorded as a long-term liability in accordance with the terms of the contract.

On January 1, 2016, an amendment was made to the original asset purchase agreement with the vendor dated March 28, 2012 and to the original manufacturing supply and to the inventory purchase agreements that were dated July 31, 2012, under which the vendor was granted lower minimum purchase commitments as well as other consideration and Halo Canada was granted a $4,577,576 credit, which was accounted for as gain on settlement of long-term account payable in the combined statements of comprehensive income during the year ended December 31, 2016.  This agreement essentially simplified the timing of cash flows and offsets both payments from and payments to Halo Canada based on the current business circumstances. Therefore, the credit was applied against the long-term account payable, which relates to the amount due under the inventory purchase agreement as the majority of the basis of the agreement were adjusting sales minimums for reserved capacity, with the exception of $123,337 that was part of a receivable for expenses incurred and waiting for reimbursement. Therefore, the net income favorable impact was $4,454,239.  In addition, Halo Canada was granted a credit against the long-term account payable amounting to $1,489,536 upon meeting certain criteria.  The Company recorded $793,305 as gain on settlement of long-term account payable in the combined statements of comprehensive income in 2017 and the remaining amount was not recorded due to not meeting the criteria.

The outstanding balance of long-term account payable as of December 31, 2017 to $3,173,606 and is payable in 13 equal quarterly payments.

11.	STOCKHOLDERS’ EQUITY

Halo US is authorized to issue 1,500 shares of common stock. On January 1, 2012, Halo US issued 900 shares of common stock with no par value to three founding stockholders. In connection with the acquisition on January 1, 2015, these founding stockholders transferred the same number of shares of common stock to Angel US, the parent of Halo US.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

8121117 has authorized and issued 100 class “A” shares (voting and participating common stock) amounting to $CAD 1,443,082 at $1 par value to NJ Holdings as of December 31, 2017 and 2016, respectively.

Halo Canada has authorized and issued 1035 common shares amounting to $850,000 with a $1 par value to Angel Mirabel and a minority investor as of December 31, 2017 and 2016.

12.	RELATED PARTY TRANSACTIONS

Employment Agreements

In conjunction with the change in ownership on January 1, 2015, the Company entered into employment contracts with two executives for annual base salaries expiring December 31, 2021 or if certain other criteria occur.  During 2017 and 2016, the Company recorded salaries and benefits expenses amounting to $623,841 and $601,600, respectively, which is presented as part of related party expenses in the combined statements of comprehensive income. As of December 31, 2017 and 2016, the unpaid salaries amounted to $0 and $250,000, respectively, which are presented as current liability in the combined balance sheets.

Management Agreement

Halo US and Halo Canada (collectively, “portfolio companies”) entered into a management agreement with SKCP Fund Management LLC (“SKCP”), an affiliated entity of SK Angel.  The management agreement provides that the management company will provide the portfolio companies with senior level strategic management advice.  For these services, the portfolio companies will pay a management fee of $1,102,000 annually until such time as the portfolio companies are dissolved and wound up in accordance with applicable law.  The Company’s portion of these management fees is included in the related party expenses account in the combined statements of comprehensive income.  As of December 31, 2017 and 2016, the outstanding payable to SKCP amounted to $0 and $1,377,500, respectively, which in 2016 was not expected to be paid within one year hence, it was presented as part of noncurrent liabilities in the combined balance sheets.

Transactions with parent company

In 2015, Angel US made non-interest bearing advances to Halo US in the amount of $3,000,000.  During 2015, Halo US offset $751,935 against the advance from closing costs which were not reimbursed at closing.  In addition, in the normal course of business, the Company pays taxes and other expenses on behalf of Angel US.  As of December 31, 2017 and 2016, the outstanding payable (net of related receivables) to Angel US amounted to $2,080,671 and $2,243,109, respectively, which is not expected to be paid within one year hence, it was presented as part of noncurrent liabilities in the combined balance sheet.

Halo US is a guarantor on two promissory notes held by the Parent:

On January 1, 2015, Angel US signed a promissory note with SK Angel in the amount of $3,000,000. Interest on the note is fixed at 12% per annum. This note is subordinated to the senior indebtedness (debt with the Provident Bank) and guaranteed by Halo US, Halo Canada and Halo New Jersey Holding LLC and their respective underlying assets. Except as otherwise provided for under the senior indebtedness, the outstanding and unpaid principal shall be paid on the earlier of the seven year anniversary of this note, or full disposition by SK Angel or its affiliates of their equity interests. As of the respective balance sheet dates, the risk of early settlement of the note is remote.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

On January 1, 2015, Angel US signed a promissory note to pay one of the founding stockholders $800,000. Interest on the note is fixed at 8% per annum. This note is subordinated to the senior indebtedness (debt with the Provident Bank) and guaranteed by Halo US, Halo Canada, and Holding and their respective underlying assets. Except as otherwise provided for under the senior indebtedness, the outstanding and unpaid principal shall be paid on the earlier of the seven year anniversary of this note, or full disposition by SK Angel or its affiliates of their equity interests. As of the respective balance sheet dates, the risk of early settlement of the note is remote.

Advances to a company owned by a non-controlling shareholder

Halo Canada provided a non-interest bearing advance to 8491372 Canada Inc., a company owned by a non-controlling shareholder. As of December 31, 2017 and 2016, the outstanding receivable to the Company amounted to $227,977 and $213,001, respectively, which is presented as part of noncurrent assets in the combined balance sheet.

Purchase price payable with non-controlling shareholder

As of January 1, 2015, Halo Canada entered into a takeover agreement to sell 55.1% of its shares with voting rights, resulting in a change of control. SK Angelhas acquired 551 class “A” shares of Halo Canada for a total amount of $3,650,000. In consideration thereof, Halo Canada entered into an agreement to pay the non-controlling shareholder an amount of $2,800,000 in quarterly equal instalments of $100,000, bearing no interest and maturing on December 31, 2021 or ending sooner if certain criteria are met.  The debt was initially measured at fair value represented by the capital being discounted at a rate of 4.79%, being the current market for similar loans at issuance. As of December 31, 2017 and 2016, the outstanding related payable amounted to $1,453,553 and $1,775,583, respectively, of which $338,176 and $322,404 is current.

The agreement principal repayments over the next years are as follows:

2018	$338,176
2019	354,720
2020	372,073
2021	388,584
$1,453,553

13.EXIT OR DISPOSAL COST OBLIGATIONS

In 2015, as a result of the Company’s change in strategy, the Company decided to vacate a building they are leasing for additional lab space. Although the Company remains obligated under the terms of this lease for the rent and other costs associated with the lease through July 2018, the Company made the decision to cease using this space during December 2015. As a result, the Company recorded a liability for the remaining monthly rental payments plus estimated operating expenses totaling $1,142,476 at December 31, 2015 in accrued expenses, which approximates fair value. In 2017 and 2016, the Company made total payments amounting to $355,775 and $361,578, respectively. As of December 31, 2017 and 2016, the outstanding liability amounted to $425,123 and $780,898, respectively, which was presented as part of accrued expenses in the combined balance sheets.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

14.	COMMITMENTS and contingencies

Operating Leases

Halo US leases warehouse space and on October 21, 2016 has extended the lease through November 2024, with two five year renewal options, from an unrelated party with monthly rent ranging between $18,912 and $24,128 per month. Halo also leases a building which was for additional lab space through July 2018, from an unrelated party with monthly rent ranging between $21,855 and $22,510 per month.

Certain leases call for escalation charges throughout the lease terms, and also include renewal options.

Rent expense parties was $318,499 and $322,990 for the years ended December 31, 2017 and 2016, respectively.

Future minimum payments, including estimated contingent rent for operating expenses, are as follows for the years ending December 31:

2018	$528,529
2019	256,288
2020	262,816
2021	269,376
2022	253,312
2023 and thereafter	548,608
$2,118,929

Litigation and Other

The Company and its affiliates are from time to time subject to certain legal proceedings and claims which arise in the ordinary course of its business and have not been fully adjudicated.  Management presently believes that the ultimate outcome of these proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.  Nevertheless, litigation is subject to inherent uncertainties and unfavorable rulings could occur.  An unfavorable ruling could include money damages and, in such event, could result in a material adverse impact on the Company’s financial position, results of operations or cash flows for the period in which the ruling occurs.

15.	EMPLOYEE BENEFIT PLAN

The Company’ USA employees are employed through an unrelated third party Professional Employer Organization (“PEO”) arrangement. The PEO provides various human resources, employee benefits, regulatory compliance and support and services, including being the sponsor of the defined contribution benefit plan which allows all eligible employees to make tax deferred contributions up to the maximum amount. Halo US matches 50% of employee salary deferral up to a maximum of 4% of eligible compensation contributed to the plan. These matching contributions have a cliff vesting and for the years ended December 31, 2017 and 2016, the Company had matching contributions to the plan amounting to $259,779 and $231,289, respectively, net of any forfeited amounts.

The Company’s Canadian employees have a defined contribution plan. Total cost recognized for the defined contribution plan was $339,355 and $297,700 as of December 31, 2017 and 2016, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

16.	INCOME TAXES

Income tax expense for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016
Current
Federal	$682,071	$317,053
State	155,758	4,868
International	1,567,163	158,625
	2,404,992	480,546
Deferred
Federal	(1,505,320)	1,712,792
State	321,446	601,836
International	(392,460)	(68,889)
	(1,576,334)	2,245,739
Total income tax expense (benefit)	$828,658	$2,726,285

Net deferred tax assets and liabilities consist of the following at December 31, 2017 and 2016:

	2017	2016
Deferred tax assets
Customer deposits	$-	$560,538
Accrued restructuring cost	-	212,040
Other accrued expenses	137,077	266,394
UNICAP	104,192	186,216
Property, plant and equipment - State	154,630	71,986
R&D credit	-	21,915
Net operating losses	11,929	4,698
Other	-	257,520
	407,828	1,581,307
Valuation Allowance	(11,929)	(4,698)
	395,899	1,576,609
Deferred tax liabilities
481(a) adjustment - customer deposits	(262,412)	(559,272)
Customer deposits	(491,347)	-
Intangible assets	(1,055,985)	(1,364,140)
481(a) adjustment - inventory	(14,055)	(29,955)
Investment in subsidiary	(2,842,580)	(4,271,301)
Property, plant and equipment - federal	(7,004,637)	(7,868,246)
Other	(50,280)	-
	(11,721,296)	(14,092,914)
Net deferred tax liabilities	$(11,325,397)	$(12,516,305)

The Company assesses the realizability of deferred tax assets based on an evaluation of positive and negative evidence of future taxable income.  The Company believes that it will generate sufficient future taxable income to realize the income tax benefits related to the deferred income tax assets.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

The Company does not have unrecognized tax benefits as of December 31, 2017 and 2016. For the periods ended December 31, 2017 and 2016, there were no accruals of interest and penalties on the combined statement of comprehensive income and no interest and penalties are accrued on the combined balance sheet. The Company does not expect a significant change in the unrecognized tax benefits within the next twelve months.

The Company operates and files income tax returns in the U.S. federal jurisdiction and in many state jurisdictions.  Currently, the Company has no open tax audits in any tax jurisdiction.  The Company’s combined U.S. income tax returns have been audited by the Internal Revenue Service for all years through 2013.  The U.S. corporate affiliates have open tax years for certain states for the years ended 2014 onward and the Canada corporate affiliates have open tax years for the years ended 2015 onward.

The Act was enacted on December 22, 2017.  The income tax effects of changes in tax law are recognized in the period when enacted.  The Act provides for significant tax law changes and modifications with varying effective dates, which include reducing the U.S. federal corporate income tax rate from 35% to 21% and allowing for immediate capital expensing of certain qualified property acquired and placed in service after September 27, 2017, and before January 1, 2023.

The Company remeasured certain U.S. deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%.  The provisional amount recorded related to the remeasurement of the deferred tax balance was a tax benefit of $2.8 million.

17.	CONCENTRATIONs OF RISKS

Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash: The Company maintains cash balances with several financial institutions in which deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) for Halo US and Canada Deposit Insurance Corporation (“CDIC”) for Halo Canada. At various times, cash balances at these institutions may exceed the FDIC and/or CDIC insurance limits. As of December 31, 2017 and 2016, cash exceeded the FDIC and CDIC insurance limit by approximately $4.7 million and $9.6 million, respectively.

Accounts Receivable:  The Company does business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

December 31, 2017 and 2016

Business Risk

Information with respect to customers and vendors that account for more than 10% of sales, accounts receivable, and accounts payable as of and for the years ended December 31, 2017 and 2016 is as follows:

	2017		2016
	Number	Percentage	Number	Percentage

Revenue - commercial	4	70%	3	66%
Revenue - product development	2	32%	3	43%
Accounts receivable	2	37%	2	40%
Accounts payable	1	39%	1	35%

During the years ended December 31, 2017 and 2016, approximately 65% and 63%, respectively, of the Company revenue was derived from commercial manufacturing production, while 35% and 36%, respectively, was derived from product development activities.

The manufacturing of pharmaceutical products is a highly complex process in which varieties of difficulties may arise from time to time. Problems with the manufacturing process could result in delays in manufacturing or shipment of products. The manufacturing facilities also require specialized personnel. Any delay in the regulatory approval of product candidates, or suspension of the sale of any customer products, may cause operating losses as Halo Pharma continues to operate its facility and retain specialized personnel.

All operations are mainly conducted and revenue is mainly generated in the United States and Canada. During the years ended December 31, 2017 and 2016, approximately 42% and 38%, respectively, of the Company revenue was generated from Canada.

18.	SUBSEQUENT EVENTS

On April 17, 2018, the Company entered into a new credit and security agreement with the Provident Bank in which a term loan of $25,000,000 was obtained and also renewed the existing revolving credit note of up to $8,000,000. The term loan bears an annual interest rate of LIBOR +4% and has a maturity date of April 17, 2022. The revolving credit note bears an annual interest rate of Prime Rate +0.25% with a minimum rate of 3.75%, and has a maturity date of July 1, 2019. The existing mortgage agreements were concurrently modified.

On May 30, 2018, the Company paid and issued promissory notes totaling $24,767,795 to certain shareholders for recapitalization of their ownership.

On September 12, 2018, Cambrex Corporation (“Cambrex”) acquired all of the outstanding shares of Halo Pharmaceutical for a cash consideration of $425,000,000.

The Company have evaluated all events through October 10, 2018, the date these combined financial statements were available to be issued, and noted no events, other than those described above, that require consideration for adjustments to, or disclosure in the combined financial statements.